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                                                                      Exhibit 11



                        CONDOR TECHNOLOGY SOLUTIONS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                    (in thousands, except per share amounts)

                                                    Three Months Ended       Nine Months Ended
                                                       September 30,           September 30,
                                                   ----------------------   -------------------
                                                    1998         1997        1998       1997
                                                   -------     -------      ------     ------

Weighted average common shares
outstanding:

Average shares outstanding during period            11,198       1,680        9,779       1,619
                                                   -------     -------      -------     -------

        Total basic weighted average
             common shares                          11,198       1,680        9,779       1,619
                                                   -------     -------      -------     -------
                                                   -------     -------      -------     -------

Stock Options, as if converted                           5        --             39        --
Contingent purchase price adjustment                   393        --            132        --
                                                   -------     -------      -------     -------

        Total diluted weighted average
             common shares                          11,596       1,680        9,950       1,619
                                                   -------     -------      -------     -------
                                                   -------     -------      -------     -------


Net income (loss) applicable to common shares:

Net income (loss)                                  $ 3,002     $  (731)     $ 2,023     $  (831)
                                                   -------     -------      -------     -------
                                                   -------     -------      -------     -------

Income (loss) per basic common share               $  0.27     $ (0.44)     $  0.21     $ (0.51)
                                                   -------     -------      -------     -------
                                                   -------     -------      -------     -------

Income (loss) per diluted common share             $  0.26     $ (0.44)     $  0.20     $ (0.51)
                                                   -------     -------      -------     -------
                                                   -------     -------      -------     -------